Q1 2021 Commercial Metrics Overview May 12, 2021 Exhibit 99.2

ZILRETTA® net sales of $24.6 million in Q1 2021 In Q1 2,044 accounts purchased ZILRETTA Of the 2,044 accounts that purchased in Q1, 90% had purchased in a prior quarter Commercial Overview: Q1 Performance Metrics 2 Flexion primarily sells ZILRETTA to specialty distributors; Flexion recognizes ZILRETTA sales upon receipt of product by distributors; demand refers to end-user account purchases (physicians, clinics, and certain medical centers or hospitals) who purchase from these specialty distributors

ZILRETTA Net Sales by Quarter 3 Flexion recognizes ZILRETTA sales upon receipt of product by specialty distributors.

ZILRETTA Demand by Quarter 4 Flexion primarily sells ZILRETTA to specialty distributors; Flexion recognizes ZILRETTA sales upon receipt of product by distributors; demand refers to end-user account purchases (physicians, clinics, and certain medical centers or hospitals) who purchase from these specialty distributors.

In Q1, ~38% of Demand Came from Accounts Purchasing More than 100 Units 5 Flexion primarily sells ZILRETTA to specialty distributors; Flexion recognizes ZILRETTA sales upon receipt of product by distributors; demand refers to end-user account purchases (physicians, clinics, and certain medical centers or hospitals) who purchase from these specialty distributors. 5 8